UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934 Date of Report: June 13, 2017 (Date of earliest event reported)
CRYSTAL ROCK HOLDINGS, INC. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT (Address of principal executive offices)		06795 (Zip Code)
860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.	Entry into a Material Definitive Agreement.

(a)       Senior Debt Refinancing. On June 13, 2017, we entered into a Third Amendment (the “Third Amendment”) to our Credit Agreement with Bank of America, N.A. dated as of May 20, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Third Amendment increases the aggregate principal amount available under the revolving line of credit from $5,000,000 to $6,000,000. The Third Amendment allows the Company to use proceeds from the revolving line of credit to make payments on the Subordinated Debt in an amount not to exceed $2,000,000. The Third Amendment also allows for total prepayments on Subordinated Debt up to $4,500,000 in the aggregate. In connection with the Third Amendment, the form of Revolving Credit Note was amended and restated and the form of the Third Amended and Restated Revolving Credit Note is attached to the Third Amendment as Exhibit A thereto. There were no other changes to the existing term facility, Applicable Margins for outstanding balances of term debt, or outstanding line of credit amounts. The foregoing summary of the Third Amendment and the Third Amended and Restated Revolving Credit Note does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1 and 10.2, respectively, hereto and are incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016.

Subordinated Debt Payments. Section 10.8 of the Third Amendment allows for immediate prepayments to our subordinated debt holders in the amount of $4,500,000. In conjunction with the revision of Section 10.8, the Board of Directors of the Company approved the immediate prepayment of $4,500,000 to subordinated debt holders.

As of June 13, 2017, we owed subordinated debt to Henry, Peter and John Baker in the aggregate principal amount of $9,000,000. For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” on page 11 of our definitive proxy statement filed February 17, 2017, which section is incorporated herein by this reference.

On June 13, 2017, with the mutual consent of the three subordinated debt holders, we paid $3,600,000 to the Estate of Henry Baker and $450,000 to each of John Baker and Peter Baker as a payment of principal on their respective notes. The following table shows the holders of subordinated debt and the corresponding remaining principal amounts on June 13, 2017 after the payment.

Related Party	Principal Balance
John B. Baker	2,250,000
Peter K. Baker	2,250,000
Total	$4,500,000

John and Peter Baker are directors and executive officers, and Henry Baker was their father.

The changes in the subordinated notes and the $4,500,000 principal payment described above were approved by the Company’s Audit Committee as required by the Audit Committee’s charter provisions concerning approval of related party transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2017	CRYSTAL ROCK HOLDINGS, INC. By: /s/ David Jurasek David Jurasek Chief Financial Officer/Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment Agreement dated June 13, 2017
10.2	Third Amended and Restated Revolving Credit Note dated June 13, 2017